WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE> 5

<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet, Consolidated Statement of Operations, Note D -
Other Balance Sheet Information and Schedule II - Valuation and Qualifying
Accounts and is qualified in its entirety by reference to such Form 10-K for the fiscal year ended June 30, 1997.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-START>                             JUL-01-1995
<PERIOD-END>                               JUN-30-1996
<EXCHANGE-RATE>                                      1
<CASH>                                           175.3
<SECURITIES>                                         0
<RECEIVABLES>                                    204.9
<ALLOWANCES>                                      10.6
<INVENTORY>                                       19.9
<CURRENT-ASSETS>                                 438.0
<PP&E>                                           228.9 <F1>
<DEPRECIATION>                                    91.6 <F1>
<TOTAL-ASSETS>                                   856.6
<CURRENT-LIABILITIES>                            351.3
<BONDS>                                           21.9
<PREFERRED-MANDATORY>                             84.8
<PREFERRED>                                      138.3
<COMMON>                                           0.4
<OTHER-SE>                                       204.4
<TOTAL-LIABILITY-AND-EQUITY>                     856.6
<SALES>                                          314.9
<TOTAL-REVENUES>                               1,013.9
<CGS>                                            216.5
<TOTAL-COSTS>                                    697.2
<OTHER-EXPENSES>                                  38.4 <F2>
<LOSS-PROVISION>                                   0.6
<INTEREST-EXPENSE>                                 5.1
<INCOME-PRETAX>                                   94.9
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                               63.5
<DISCONTINUED>                                  (69.0)
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     (5.5)
<EPS-PRIMARY>                                   (0.77)
<EPS-DILUTED>                                   (0.77)


<F1> PP&E Cost and Accumulated depreciation include capitalized non-consumable spares inventory.
<F2> Other costs and expenses includes $1.1 million of net acquisition-related,
     Chapter 11-related and other restructuring credits.

